EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the purchase of shares on the NASDAQ Global Select Market.  Certain of the prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
1/21/2014	Purchase	$ 14.1201	1	28400
1/22/2014	Purchase	$ 14.0404	2	9200
1/23/2014	Purchase	$ 13.9671	3	21900
1/24/2014	Purchase	$ 13.5804	4	16500
1/27/2014	Purchase	$ 13.2402	5	16000
1/28/2014	Purchase	$ 13.1728	6	20000
1/29/2014	Purchase	$ 13.1000		100000
1/30/2014	Purchase	$ 13.0993	7	25000
1/31/2014	Purchase	$ 12.9785	8	19857
2/3/2014	Purchase	$ 12.8104	9	11333
2/4/2014	Purchase	$ 12.7748	10	11137
2/5/2014	Purchase	$ 12.8394	11	33000
2/6/2014	Purchase	$ 12.8320	12	12000
2/7/2014	Purchase	$ 12.7610	13	17816
2/10/2014	Purchase	$ 12.7497	14	3818
2/11/2014	Purchase	$ 12.6909	15	42080
2/12/2014	Purchase	$ 10.7986	16	41900
2/13/2014	Purchase	$ 10.6462	17	34100
2/14/2014	Purchase	$ 10.5438	18	19700
2/18/2014	Purchase	$ 10.7019	19	20013
2/19/2014	Purchase	$ 10.6926	20	25000
2/20/2014	Purchase	$ 10.6994	21	26524
2/21/2014	Purchase	$ 10.6285	22	25800
2/24/2014	Purchase	$ 10.6460	23	28145
2/25/2014	Purchase	$ 10.5913	24	14577
2/26/2014	Purchase	$ 10.6600	25	10000
2/27/2014	Purchase	$ 10.6476	26	20000
2/28/2014	Purchase	$ 10.6248	27	26196
3/3/2014	Purchase	$ 10.4142	28	4800
3/4/2014	Purchase	$ 10.6713	29	15648
3/5/2014	Purchase	$ 10.6600	30	4814
3/6/2014	Purchase	$ 10.6748	31	12692
3/7/2014	Purchase	$ 10.5400	32	26000
3/10/2014	Purchase	$ 10.2064	33	13555
3/11/2014	Purchase	$ 10.0271	34	55000
3/12/2014	Purchase	$ 9.8505	35	23282
3/13/2014	Purchase	$ 9.7726	36	29735
3/14/2014	Purchase	$ 9.8260	37	26780
3/18/2014	Purchase	$ 9.8456	38	17863
3/19/2014	Purchase	$ 9.8554	39	15000
3/20/2014	Purchase	$ 9.8685	40	19000

1 This transaction was executed in multiple trades at prices ranging from $14.08 – 14.15.
2 This transaction was executed in multiple trades at prices ranging from $13.95 – 14.14.
3 This transaction was executed in multiple trades at prices ranging from $13.8199 – 14.00.
4 This transaction was executed in multiple trades at prices ranging from $13.52 – 13.7399.
5 This transaction was executed in multiple trades at prices ranging from $13.15 – 13.48.
6 This transaction was executed in multiple trades at prices ranging from $13.14 – 13.20.
7 This transaction was executed in multiple trades at prices ranging from $13.08 – 13.10.
8 This transaction was executed in multiple trades at prices ranging from $12.95 – 13.00.
9 This transaction was executed in multiple trades at prices ranging from $12.75 – 12.87.
10 This transaction was executed in multiple trades at prices ranging from $12.74 – 12.80.
11 This transaction was executed in multiple trades at prices ranging from $12.66 – 12.85.
12 This transaction was executed in multiple trades at prices ranging from $12.73 – 12.90.
13 This transaction was executed in multiple trades at prices ranging from $12.54 – 12.85.
14 This transaction was executed in multiple trades at prices ranging from $12.68 – 12.77.
15 This transaction was executed in multiple trades at prices ranging from $12.60 – 12.70.
16 This transaction was executed in multiple trades at prices ranging from $10.74 – 10.94.
17 This transaction was executed in multiple trades at prices ranging from $10.57 – 10.68.
18 This transaction was executed in multiple trades at prices ranging from $10.54 – 10.55.
19 This transaction was executed in multiple trades at prices ranging from $9.82 – 10.76.
20 This transaction was executed in multiple trades at prices ranging from $9.82 – 10.76.
21 This transaction was executed in multiple trades at prices ranging from $10.65 – 10.76.
22 This transaction was executed in multiple trades at prices ranging from $10.59 – 10.65.
23 This transaction was executed in multiple trades at prices ranging from $10.62 – 10.68.
24 This transaction was executed in multiple trades at prices ranging from $10.54 – 10.65.
25 This transaction was executed in multiple trades at prices ranging from $10.65 – 10.67.
26 This transaction was executed in multiple trades at prices ranging from $10.63 – 10.65.
27 This transaction was executed in multiple trades at prices ranging from $10.54 – 10.67.
28 This transaction was executed in multiple trades at prices ranging from $10.40 – 10.43.
29 This transaction was executed in multiple trades at prices ranging from $10.65 – 10.69.
30 This transaction was executed in multiple trades at prices ranging from $10.65 – 10.66.
31 This transaction was executed in multiple trades at prices ranging from $10.63 – 10.69.
32 This transaction was executed in multiple trades at prices ranging from $10.43 – 10.57.
33 This transaction was executed in multiple trades at prices ranging from $10.18 – 10.25.
34 This transaction was executed in multiple trades at prices ranging from $9.90 – 10.10.
35 This transaction was executed in multiple trades at prices ranging from $9.84 – 9.86.
36 This transaction was executed in multiple trades at prices ranging from $9.76 – 9.82.
37 This transaction was executed in multiple trades at prices ranging from $9.76 – 9.85.
38 This transaction was executed in multiple trades at prices ranging from $9.82 – 9.85.
39 This transaction was executed in multiple trades at prices ranging from $9.84 – 9.87.
40 This transaction was executed in multiple trades at prices ranging from $9.85 – 9.89.